Exhibit 10.9

                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                        RESTRICTED STOCK GRANT AGREEMENT

                  This First Amendment is entered into this 15th day of December, 1999, by and between THCG, Inc. (the "Company"), and Shai Novik (the "Participant").

                  WHEREAS, the Company and the Participant have entered into that certain Amended and Restated Restricted Stock Grant Agreement between the Company and the Participant, made as of November 2, 1999 (the "Amended and Restated Agreement");

                  WHEREAS, the parties wish to amend the Amended and Restated Agreement so that certain amendments of Section 3 thereof (which relates to the vesting of the Participant's shares of Restricted Stock and the effect on such vesting of a Termination of Employment) are incorporated therein.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom, the parties hereto agree that the Amended and Restated Agreement is hereby amended as follows:

                  1. Sections 3(c), (d), (e) and (f) of the Amended and Restated Agreement are hereby amended in their entirety to read as follows:

                  (c) Upon a Termination of Employment by the Company for any reason other than for Cause, or by the Participant for Good Reason (as defined in Paragraph 5(e) of that certain Employment Agreement by and between Walnut Financial Services, Inc. and the Participant, made as of November 1, 1999, as amended by the First Amendment to Employment Agreement, entered into as of December 15, 1999), or on account of death or Disability, all such shares of Restricted Stock which have not theretofore vested, or been canceled and forfeited pursuant to any provision hereof, immediately shall vest.

                  (d) Except as provided in Section 3(c) hereof, the Participant must be employed by the Company on each subsequent quarterly anniversary of the Issue Date for the next installment of shares of Restricted Stock to vest on such Vesting

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                  Date;  provided,  however, if the Participant's  Employment is
                  Terminated at any time prior to the next Vesting Date his shares of Restricted Stock shall vest ratably with respect to that Vesting Date, such that the total number of shares of Restricted Stock that would have vested on such date shall be multiplied by a fraction the numerator which is the total number of days on which he was employed during the quarter in which the Participant's Termination of Employment occurred and the denominator of which is the total number of days in such quarter and the resulting number shall be the number of shares of Restricted Stock that vest as of such Termination of Employment.

                  (e)      Intentionally omitted.

                  (f)      Intentionally omitted.

                  IN WITNESS WHEREOF, Participant has signed his name and the Company, by the signature of its duly authorized officer, has executed this Agreement, as of the date and year first above written.

                                           The Company:

                                           THCG, INC.



                                           By: /s/ Joseph D. Mark
                                              -----------------------------
                                                Name:  Joseph D. Mark
                                                Title: Co-CEO



                                           Participant:


                                           /s/ Shai Novik
                                           --------------------------------
                                           Shai Novik